Exhibit 10.6

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (hereinafter referred to as this “Agreement”) is made as of the 6th day of May, 2020, by and between CEDAR BROOK CORPORATE CENTER, LP, a New Jersey limited partnership, whose address is 4A Cedar Brook Drive, Cranbury, New Jersey 08512 (hereinafter referred to as "Landlord"); and OUTLOOK THERAPEUTICS, INC. (f/k/a ONCOBIOLOGICS, INC.), a Delaware corporation, whose address is 7 Clarke Drive, Cranbury, New Jersey 08512 (hereinafter referred to as "Tenant").

RECITALS:

A.Landlord and Tenant have entered into that certain Lease dated June 12, 2011, for certain real property and improvements consisting of 66,249+/- square feet of space located at 7 Clarke Drive, Cranbury, New Jersey, constituting a portion of the office/industrial park known as Cedar Brook Corporate Center (as amended and modified from time to time, hereinafter referred to as the "Lease").·
B.Tenant has requested that Landlord agree to an early termination of the Lease, and Landlord has agreed to do so, subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant hereby agree as follows:

1.Recitals. The Recitals set forth above are incorporated and shall be deemed a part of this Agreement.
2.Defined Terms.  All capitalized terms not expressly defined in this Agreement shall have the meanings assigned and ascribed to such terms in the Lease.
3.Termination. Landlord and Tenant agree that the Lease shall be terminated upon the date of satisfaction of the following conditions precedent (such date being referred to herein as the “Lease Termination Date”); provided, however, that in the event the Lease Termination Date has not occurred on or before May 10, 2020, this Agreement shall automatically terminate and be of no further force or effect:
(a)Tenant shall have vacated the Leased Premises in the condition prescribed  by and set forth in Section 27 of the Lease and as set forth in this Agreement;
(b)to the extent transferable without cost or expense to Tenant, Tenant shall assign and transfer its rights, title and interests in and to any and all architectural and engineering drawings, plans and specifications relating to the Leased Premises, free and clear of any and all liens, claims and encumbrances, to WuXi Biologics USA LLC (hereinafter referred to as “WuXi”) by execution and delivery of a Bill of Sale and Assignment substantially in the form of Appendix 1 attached hereto (hereinafter referred to as the “Bill of Sale and Assignment”);
(c)to the extent transferable without cost or expense to Tenant, Tenant shall assign and transfer its rights, title and interests in and to the furniture, fixtures and equipment located in the Leased Premises and set forth on Exhibit A of the Bill of Sale and Assignment to WuXi, free and clear of any and all liens, claims and encumbrances, by execution and delivery of the Bill of Sale and Assignment;
(d)Tenant shall have delivered to Landlord evidence reasonably satisfactory to Landlord that Tenant has complied with all applicable terms and provisions of the Industrial Site Recovery Act, N.J.S.A 13: IK-6 et seq. (hereinafter referred to as "ISRA"), and any other environmental law, rule or regulation in respect of the Leased Premises, including any decommissioning required thereunder (it being understood and agreed that the foregoing shall not relieve or release Tenant or Landlord from any liabilities or obligations under the Lease or otherwise in respect of any applicable provision of any environmental law, rule or regulation);
(e)Landlord and Tenant shall have executed a lease termination certificate (hereinafter referred to as the “Lease Termination Certificate”) in substantially the form attached hereto and made a part hereof as Appendix 2, evidencing the termination of the Lease in accordance with the terms, conditions and provisions of this Agreement;

(f)Concurrently with the execution of the Lease Termination Certificate, Tenant shall pay to Landlord the sum of $39,250.00; and

(g)Landlord and WuXi shall have signed a lease for all or a portion of the Leased Premises.

In the event the foregoing conditions are not satisfied on or before May 10, 2020, then, unless the parties otherwise agree in writing to extend this Agreement, Tenant shall immediately pay all Rent due under the Lease (less the amount paid under paragraph (f) above), and the Lease shall remain in full force and effect.

4.Lease Termination Payment. In consideration of the termination of the Lease, Tenant shall pay to Landlord a lease termination payment (hereinafter referred to as the “Lease Termination Payment”) in the aggregate amount of $981,987.00, which Lease Termination Payment shall be payable in eight (8) installments, the first seven (7) of which installments shall each be in the amount of $125,000.00 and the final installment of which shall be in the amount of $106,987.00, with the first installment due and payable on the Lease Termination Date and each subsequent installment shall be due and payable on the first day of each of the seven (7) calendar months thereafter.  In the event Tenant fails to make any installment of the Lease Termination Payment within five (5) days of its due date, the remaining balance of the Lease Termination Payment shall be immediately due and payable within five (5) business days of written request therefor by Landlord to Tenant.  The acceptance by Landlord of any partial payment or any payment after any date when due shall not be deemed or constitute the waiver of any right or remedy of the Landlord hereunder or any modification of any term or provision set forth herein.
5.Security Deposit.  Landlord and Tenant acknowledge that Landlord is currently holding the sum of $190,336.00 as a cash security deposit (hereinafter referred to as the “Security Deposit”) pursuant to the terms, conditions and provisions of Section 37 of the Lease.  The parties agree that Landlord shall continue to hold the Security Deposit thereunder as security for, and Tenant grants to Landlord a first and exclusive lien, pledge and security interest in and to the Security Deposit as collateral for, (a) Tenant’s obligations under the Lease until the Lease Termination Date, (b) Tenant’s obligations under this Agreement, including payment in full of the Lease Termination Payment as herein provided, and (c) Tenant’s obligations under that certain Lease Termination Agreement (hereinafter referred to as the “Building 9 LTA”) dated August 28, 2018, by and between Tenant and Cedar Brook East Corporate Center, LP with respect to the premises located at 9 Cedar Brook Drive, Cranbury, New Jersey (hereinafter collectively referred to as the “Secured Obligations”).  Any and all Secured Obligations which are not paid in full on or before the date when due, beyond any applicable cure period therefor, shall accrue interest on the unpaid balance thereof at the annual rate of seven percent (7%) per annum until paid. Upon any default by Tenant in the payment or performance of the Secured Obligations beyond any applicable cure period therefor, Landlord shall have all rights and remedies available at law or in equity in respect of the Security Deposit, including the right, upon five (5) business days’ notice, to apply the Security Deposit to payment of all or any portion of the Secured Obligations.  In the event that Landlord applies all or any portion of the Security Deposit to any of the Secured Obligations in accordance with the terms, conditions or provisions of this paragraph 5, Landlord shall have no right to require that Tenant replenish all or any portion of the Security Deposit.  Upon satisfaction and payment in full of the Secured Obligations in accordance with the terms thereof, including the payment of any interest accrued thereon, Landlord shall release the Security Deposit to Tenant.
6.Lease Obligations.  All of Tenant’s obligations under the Lease, including the payment of all amounts due thereunder, and all of Landlord’s obligations under the Lease shall each remain in full force and effect until the Lease Termination Date.  From and after the Lease Termination Date, (a)

Tenant shall have no further right, benefit or privilege under the Lease, nor any liability or obligation thereunder, except for such liabilities and obligation which, under the terms of the Lease, survive the expiration or termination thereof and (b) Landlord shall have no further right, benefit or privilege under the Lease, nor any liability or obligation thereunder, except for such liabilities and obligation which, under the terms of the Lease, survive the expiration or termination thereof.
7.Representations. Landlord and Tenant each represent and warrant to the other that each has the full power and authority to enter into this Agreement and to perform its obligations hereunder without the consent or approval of any other person or entity which has not already been obtained. Tenant represents and warrants that it has not assigned the Lease or sublet its interest in the Lease.
8.Releases.
(a)Effective as of the Lease Termination Date, Landlord shall remise, release and forever discharge Tenant, its successors and assigns, from all obligations and liability under the Lease, except as expressly set forth in this Agreement and/or the Bill of Sale and Assignment, and Landlord hereby agrees that, as of the Lease Termination Date, the Lease shall be cancelled, null and void and of no further force or effect.
(b)Effective as of the Lease Termination Date, Tenant shall remise, release and forever discharge Landlord, its successors and assigns, from all obligations and liability under the Lease, except as expressly set forth in this Agreement and/or the Bill of Sale and Assignment, and Tenant hereby agrees that, as of the Lease Termination Date, the Lease shall be cancelled, null and void and of no further force or effect.

The foregoing releases shall not affect (i) the terms, conditions and provisions of this Agreement which shall remain in full force and effect following the Lease Termination Date in accordance with the terms set forth herein, and (ii) the terms and provisions of the Lease which are expressly stated therein to survive the termination or expiration of the Lease.

9.Captions. The captions preceding the various paragraphs of this Agreement have been inserted solely for convenience of reference and shall not be used in construing this Agreement.
10.Choice of Law.   This Agreement shall be governed by the laws of the State of New Jersey.
11.Successors and Assigns. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by the parties hereto.
12.Counterparts. This Agreement may be executed in several counterparts, which shall constitute one and the same instrument. Execution of this Agreement by PDF or facsimile shall bind the parties.
13.Entire Agreement. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced herein.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth herein.
14.Construction. This Agreement has been drafted by Landlord as a matter of convenience and shall not, on such account, be interpreted against or for either party, it being understood that each of the parties has had an opportunity to submit revisions to the text hereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have hereunto set their hands and seal the day and year first above written.

LANDLORD:

CEDAR BROOK CORPORATE CENTER, LP

By: /s/ A. Joseph Stern

Name: A. Joseph Stern

Title: Partner

TENANT:

OUTLOOK THERAPEUTICS, INC. (FKA ONCOBIOLOGICS, INC.)

By: /s/ Lawrence A. Kenyon

Name: Lawrence A. Kenyon

Title: President and CEO

APPENDIX 1

BILL OF SALE AND ASSIGNMENT AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AGREEMENT (hereinafter referred to as this “Bill of Sale”) is made as of the 11 day of May, 2020, by and between WUXI BIOLOGICS USA LLC, a Delaware limited liability company (hereinafter referred to as the “Assignee”), as the designee of CEDAR BROOK CORPORATE CENTER, LP, a New Jersey limited partnership, whose address is 4A Cedar Brook Drive, Cranbury, New Jersey 08512 (hereinafter referred to as “Landlord”); and OUTLOOK THERAPEUTICS, INC. (f/k/a ONCOBIOLOGICS, INC.), a Delaware corporation, whose address is 7 Clarke Drive, Cranbury, New Jersey 08512 (hereinafter referred to as “Tenant”).

RECITALS:

A.Landlord and Tenant have entered into that certain Lease dated June 12, 2011, for certain real property and improvements consisting of 66,249+/- square feet of space located at 7 Clarke Drive, Cranbury, New Jersey (hereinafter referred to as the “Leased Premises”), constituting a portion of the office/industrial park known as Cedar Brook Corporate Center (as amended and modified from time to time, hereinafter referred to as the “Lease”).

B.Pursuant to that certain Lease Termination Agreement dated May 10 , 2020 (the “Termination Agreement”) by and between Tenant and Landlord, Tenant and Landlord have agreed to an early termination of the Lease, subject to and upon the terms, conditions and provisions set forth therein.

C.Pursuant to the Termination Agreement, Landlord and Tenant are concurrently herewith executing and delivering a Lease Termination Certificate pursuant to which the Lease is terminated as of the date hereof.

D.Tenant (i) has possession of those certain architectural and engineering drawings, plans and specifications relating to the Leased Premises and Tenant’s planned improvements as are located in the facility manager’s office located at the Leased Premises (hereinafter referred to as the “Plans and Specs”), and (ii) owns and has possession of the furniture, fixtures and equipment located in the Leased Premises and located in leased warehouse space located at 4260 US Route 1, Monmouth Junction, New Jersey 08852 (hereinafter referred to as the “Off-Site Storage Facility”), which furniture, fixtures and equipment is listed on Exhibit A attached hereto (hereinafter referred to as the “Equipment”).

E.Pursuant to the Termination Agreement, Tenant has agreed to transfer, convey and assign all of its right, title and interest in, to and under the Plans and Specs and Equipment to the Assignee.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignee and Tenant hereby agree as follows:

Tenant by this Bill of Sale hereby grants, bargains, sells, conveys, transfers, assigns and delivers to Assignee, its successors and assigns, all of Tenant’s transferable rights, title and interests in, to and under all Plans and Specs and the Equipment to the Assignee, free and clear of all liens, claims and encumbrances.

Assignee does hereby (b) accept and acquire Tenant’s transferable rights, title and interests in and to the Plans and Specs and Equipment; and (b) assume and agree to discharge and perform all liabilities and obligations arising under or associated with Assignee’s use of the Plans and Specs and Equipment (hereinafter collectively referred to as the “Assumed Liabilities”).

Tenant represents and warrants that: (a) it has possession of the Plans and Specs as are located in the facility manager’s office at the Leased Premises and will provide to Assignee such hard copies as they exist and any electronic copies of the Plans and Specs which may be in Tenant’s possession and control, (b) it has good, valid and legal title to, free and clear of all liens, claims and encumbrances, and the full right, power and authority to transfer, convey, assign and deliver the Equipment to the Assignee, without any requirement of payment or notice to, or consent or approval of, any other party, and (c) except for the Assumed Liabilities arising from and after the date hereof, there are no amounts, liabilities, obligations or acts of performance unpaid, owing or otherwise due in respect of the Equipment or related thereto.

TENANT MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE PLANS AND SPECS AND EQUIPMENT (HEREINAFTER REFERRED TO AS THE “ASSIGNED PROPERTIES”), AND THE SAME ARE CONVEYED, DELIVERED, AND/OR SOLD IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS.  BY EXECUTION OF THIS BILL OF SALE, ASSIGNEE AFFIRMS THAT IT HAS NOT RELIED ON TENANT’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE ASSIGNED PROPERTIES FOR ANY PARTICULAR PURPOSE, AND THAT TENANT MAKES NO WARRANTY THAT THE ASSIGNED PROPERTIES ARE FIT FOR ANY PARTICULAR PURPOSE, AND THAT THE ASSIGNED PROPERTIES ARE BEING SOLD TO ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY

Tenant and Assignee hereby covenant and agree to sign, seal, execute and deliver, or cause to be signed, sealed, executed and delivered and to do or make, or cause to be done or made, upon reasonable request by the other party, any and all agreements, instruments, papers, acts or things supplemental, confirmatory or otherwise, as may be reasonably required by the Tenant or Assignee, respectively, for the purpose of or in connection with acquiring, or more effectively vesting in the Assignee, or evidencing the vesting in the Assignee of, the Plans and Specs and Equipment transferred, assigned or delivered hereby or hereunder.  The obligations of this paragraph shall survive the transfer of the Assigned Properties.

Assignee and Tenant each represent and warrant to the other that each has the full power and authority to enter into this Bill of Sale and to perform its obligations hereunder without the consent or approval of any other person or entity which has not already been obtained.

This Bill of Sale shall be governed by the laws of the State of New Jersey.  This Bill of Sale shall be binding upon the parties hereto, their successors and assigns, and may not be altered, amended, terminated or modified except by written instrument executed by the parties hereto.  This Bill of Sale may be executed in several counterparts, which shall constitute one and the same instrument.  Any party to this Bill of Sale may deliver an executed copy hereof by facsimile transmission to the other party hereto, and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Bill of Sale.  This Bill of Sale and the Termination Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced herein.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Bill of Sale and the Termination Agreement, and no party is relying on any promise, agreement or understanding not set forth herein or therein,

C.Certain of the Equipment will be located (a) in the Leased Premises and (b) in the Off-Site Storage Facility).  Tenant’s lease of the Off-Site Storage Facility will continue after the date of this Bill of Sale for at least six (6) months.

Tenant agrees, at no additional cost to Assignee, that the Equipment that is located at the Off-Site Storage Facility (hereinafter referred to as the “Off-Site Equipment”) may continue to be stored at the Off-Site Storage Facility for up to six (6) months following the date of this Bill of Sale; provided, however, that (i) Assignee shall bear all risks of loss or damage to the Equipment from and after the date hereof, (ii) Assignee shall remove all Off-Site Equipment from the Off-Site Storage Facility within six (6) months following the date of this Bill of Sale, (iii) Tenant shall have the right to sell, transfer, assign, convey discard and or otherwise dispose of any Off-Site Equipment from and after the date which is six (6) months following the date of this Bill of Sale, all at Assignee’s sole cost and expense, and (iv) from and after the date which is six (6) months from the date of this Bill of Sale, Assignee shall be deemed to have disclaimed any right, title and interest in and to any Off-Site Equipment which remains located at the Off-Site Storage Facility.

Assignee, upon reasonable prior written notice to Tenant, will be granted reasonable access during Tenant’s normal business hours to the Off-Site Storage Facility to access the Off-Site Equipment.  In connection with any such access, Assignee shall furnish or cause to be furnished to Tenant, and cause to be maintained and kept in effect, and without expense to Tenant, at all times that any entry is made upon the Off-Site Storage Facility, evidence of insurance against claims for personal injury (including death), and property damage, under a policy or policies of general public liability insurance of not less than $1,000,000 in respect to bodily injury (including death), and not less than $3,000,000 of excess liability insurance, naming Tenant and its landlord at the Off-Site Storage Facility as additional insureds.  Each policy shall be on an occurrence basis and not on a claims made basis.  Each policy shall be issued by a recognized, responsible insurance company licensed to do business in the State of New Jersey.  In addition, Assignee shall furnish or cause to be furnished to Tenant, and cause to be maintained and kept in effect, and without expense to Tenant, at all times that any entry is made upon the Off-Site Storage Facility, evidence of adequate workers’ compensation insurance in statutory limits to cover employees of Assignee and any of Assignee’s agents and invitees which are or may become engaged in any activities at the Off-Site Storage Facility.

Assignee shall indemnify, defend and hold Tenant and its partners, members, officers, directors, shareholders, agents and employees harmless from and against all claims, liabilities, losses, penalties, damages and costs, foreseen or unforeseen, including, without limitation, reasonable legal, engineering and other professional or expert fees and expenses which any or all them may incur (hereinafter collectively referred to as “Claims”), resulting directly or indirectly, wholly or partly, from the access granted hereunder and the storage of the Off-Site Equipment at the Off-Site Storage Facility.  Assignee releases and covenants not to sue Tenant with respect to any personal injury or property damage suffered by Tenant or its employees, representatives, agents and/or any third party (hereinafter collectively referred to as “Damages”), resulting directly or indirectly, wholly or partly, from the breach of this Bill of Sale or the terms, conditions and provisions of this Paragraph 7.

The obligations set forth in this Paragraph 7 shall survive the execution of this Bill of Sale.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have hereunto set their hands and seal the day and year first above written.

WUXl BIOLOGICS USA, LLC as Assignee

By:   /s/ Michelle Chen
Name: Michelle Chen
Title: Vice President, Head of Corporate Development

OUTLOOK THERAPEUTICS, INC. (FKA ONCOBIOLOGICS, INC.). Tenant

By:   /s/ Lawrence A. Kenyon
Name: Lawrence A. Kenyon
Title: President & CEO

APPENDIX 2

TO THAT CERTAIN LEASE TERMINATION AGREEMENT BY AND BETWEEN CEDAR BROOK CORPORATE CENTER, LP, AS LANDLORD, AND OUTLOOK THERAPEUTICS, INC., AS TENANT, DATED AS OF MAY 1, 2020

LEASE TERMINATION CERTIFICATE

THIS LEASE TERMINATION CERTIFICATE is made as of the 10th day of May, 2020, by and between CEDAR BROOK EAST CORPORATE CENTER, LP, a New Jersey limited partnership, whose address is 4A Cedar Brook Drive, Cranbury, New Jersey 08512 (hereinafter referred to as "Landlord"); and OUTLOOK THERAPEUTICS, INC., a Delaware corporation, (f/k/a Oncobiologics, Inc.) whose address is 7 Clarke Drive, Cranbury, New Jersey 08512 (hereinafter referred to as "Tenant").

RECITALS

D.Landlord and Tenant have entered into that certain Lease for certain real property and improvements located at 7 Clarke Drive, Cranbury, New Jersey (hereinafter referred to as the “Leased Premises”), constituting a portion of the office/industrial park known as Cedar Brook Corporate Center, dated June 12, 2011 (hereinafter referred to as the "Lease")·
E.Pursuant to that certain Lease Termination Agreement dated as of May 1, 2020 (hereinafter referred to as the “Termination Agreement”), Tenant and Landlord have agreed to an early termination of the Lease, subject to and upon the terms and conditions set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is hereby terminated as of the date set forth above, and, as of such date, Tenant shall have no further rights to occupancy or possession of the Leased Premises under the Lease, and Landlord and Tenant hereby reaffirm the releases set forth in Section 8 of the Termination Agreement.

This Certificate may be executed in several PDF counterparts, which shall constitute one and the same instrument.

SIGNATURES APPEAR ON A SEPARATE PAGE.

IN WITNESS WHEREOF the parties have hereunto set their hands and seal the day and year first above written.

CEDAR BROOK CORPORATE CENTER, LP, Landlord

By: /s/ A. Joseph Stern

Name: A. Joseph Stern

Title: Partner

OUTLOOK THERAPEUTICS, INC. (FKA ONCOBIOLOGICS, INC.), Tenant

By: /s/ Lawrence A. Kenyon

Name: Lawrence A. Kenyon

Title:    President and CEO